Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER 2012 FINANCIAL RESULTS

•                  Non-GAAP total revenue of $69.2 million increases 17% year-over-year

•                  Non-GAAP operating income of $18.4 million increases 40% year-over-year and represents 27% non-GAAP operating margin

•                  Non-GAAP EPS of $0.28 increases 22% year-over-year

BRIDGEWATER, NJ — November 5, 2012 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced financial results for the third quarter of 2012.

“The company’s solid execution during the third quarter led to revenue and profitability that were consistent with our guidance,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.  “During the third quarter, we focused on the development of our cloud platform deployments with four of the largest mobile operators in the world.  We believe we are at the early stages of significant long-term growth opportunities and are making great progress in establishing Synchronoss’ mobile content management cloud platform as the de facto standard for Tier 1 carriers around the globe.”

On a GAAP basis, Synchronoss reported net revenues of $69.0 million, representing an increase of 16% compared to the third quarter of 2011.  Gross profit was $39.8 million and income from operations was $11.2 million in the third quarter of 2012.  Net income applicable to common stock was $6.2 million, leading to diluted earnings per share of $0.16, compared to $0.09 for the third quarter of 2011.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $69.2 million, an increase of 17% compared to the third quarter of 2011.  Gross profit for the third quarter of 2012 was $41.2 million, representing a gross margin of 60%.  Income from operations was $18.4 million in the third quarter of 2012, representing a year-over-year increase of 40% and an operating margin of 27%.  Net income was $10.7 million in the third quarter of 2012, leading to diluted earnings per share of $0.28, an increase of 22% compared to $0.23 for the third quarter of 2011.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release, as well as nine months year to date results. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“The combination of solid revenue growth and leverage in our business led to 40% growth in non-GAAP operating income, along with a non-GAAP operating margin of 27% that was at the highest level for the company in the last 4 years,” said Lawrence R. Irving, Chief Financial Officer and Treasurer.  “As we look ahead, we are increasing investments in our industry leading activation and cloud-based content management platforms to support deployments and incremental opportunities with our major Tier 1 carrier customers.  We believe there will be a significant payback on our investments over the long-term as the fastest growing segment of our business is expected to come from higher margin, cloud-based content management services.”

Other Third Quarter and Recent Business Highlights:

•                  Business outside of the AT&T relationship accounted for approximately $37.2 million of non-GAAP revenue, representing approximately 54% of total revenue.  Verizon Wireless remained the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of Synchronoss’ revenue for the quarter.  Business related to AT&T accounted for approximately $32.0 million of non-GAAP revenue, representing the other 46% of total revenue.

•                  Non-GAAP cash flow provided by operations was $44.9 million for the first nine months of 2012 representing an increase of 19% year-over-year and the Company repurchased $13.9 million of common stock for the same period.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Monday, November 5, 2012, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 800-299-8538 (domestic) or 617-786-2902 (international). The pass code for the call is 95394973.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass is 72170879.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the mobile innovation company that provides software-based activation and mobile content management solutions for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at:

Web: www.synchronoss.com
Blog: http://blog.synchronoss.com
Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$52,736	$69,430
Marketable securities	65,260	51,504
Accounts receivable, net of allowance for doubtful accounts of $285 and $356 at September 30, 2012 and December 31, 2011, respectively	65,985	57,387
Prepaid expenses and other assets	15,022	16,061
Deferred tax assets	3,879	3,938

Total current assets	202,882	198,320
Marketable securities	14,599	31,642
Property and equipment, net	49,419	34,969
Goodwill	67,841	54,617
Intangible assets, net	73,770	63,969
Deferred tax assets	11,304	12,606
Other assets	2,118	2,495

Total assets	$421,933	$398,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,549	$7,712
Accrued expenses	22,413	24,153
Deferred revenues	6,624	8,834
Contingent consideration obligation	3,594	4,735

Total current liabilities	38,180	45,434
Lease financing obligation - long term	9,257	9,241
Contingent consideration obligation - long-term	—	8,432
Other liabilities	856	948
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 42,150 and 41,063 shares issued; 38,826 and 38,394 outstanding at September 30, 2012 and December 31, 2011, respectively	4	4
Treasury stock, at cost (3,324 and 2,669 shares at September 30, 2012 and December 31, 2011, respectively)	(57,201)	(43,712)
Additional paid-in capital	336,098	307,586
Accumulated other comprehensive loss	(279)	(699)
Retained earnings	95,018	71,384

Total stockholders’ equity	373,640	334,563

Total liabilities and stockholders’ equity	$421,933	$398,618

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net revenues	$68,961	$59,238	$200,511	$166,933
Costs and expenses:
Cost of services (2)(3)(4)*	29,136	27,781	84,388	78,270
Research and development (2)(3)(4)	12,645	10,879	38,091	31,037
Selling, general and administrative (2)(3)(4)	10,278	11,118	31,728	31,913
Net change in contingent consideration obligation	(327)	480	(5,735)	3,311
Depreciation and amortization	6,068	3,949	17,201	11,029

Total costs and expenses	57,800	54,207	165,673	155,560

Income from operations	11,161	5,031	34,838	11,373
Interest income	295	216	1,023	472
Interest expense	(222)	(198)	(702)	(673)
Other (expense) income (5)	(207)	(27)	586	140

Income before income tax expense	11,027	5,022	35,745	11,312
Income tax expense	(4,825)	(1,447)	(12,111)	(4,394)

Net income	$6,202	$3,575	$23,634	$6,918

Net income per common share:
Basic (1)	$0.16	$0.10	$0.62	$0.22
Diluted (1)	$0.16	$0.09	$0.60	$0.22

Weighted-average common shares outstanding:
Basic	38,107	37,573	38,219	37,285
Diluted	38,872	38,647	39,192	38,610

* Cost of services excludes depreciation which is shown separately.

(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$6,202	$3,575	$23,634	$6,918
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	—	—	—	1,466
Net income applicable to shares of common stock for earnings per share	$6,202	$3,575	$23,634	$8,384

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$925	$1,416	$3,061	$3,673
Research and development	1,201	1,146	3,856	2,931
Selling, general and administrative	2,511	3,326	7,470	8,511
Total fair value stock-based compensation expense	$4,637	$5,888	$14,387	$15,115

(3) Amounts include acquisition and restructuring costs as follows:
Cost of services	$—	$—	$—	$15
Research and development	—	4	209	253
Selling, general and administrative	—	59	424	342
Total acquisition and restructuring costs	$—	$63	$633	$610

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$199	$105	$199	$350
Research and development	353	326	469	759
Selling, general and administrative	183	435	319	2,145
Total fair value earn-out cash and stock compensation expense	$735	$866	$987	$3,254

(5) Amounts include Fx change of the contingent consideration obligation as follows:
Other (expense) income	$(32)	$—	$82	$—

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$68,961	$59,238	$200,511	$166,933
Add: Deferred Revenue Write-Down	232	150	748	1,237
Non-GAAP Revenue	$69,193	$59,388	$201,259	$168,170

GAAP Revenue	$68,961	$59,238	$200,511	$166,933
Less: Cost of Services	29,136	27,781	84,388	78,270
GAAP Gross Margin	39,825	31,457	116,123	88,663
Add: Deferred revenue write-down	232	150	748	1,237
Add: Fair value stock-based compensation	925	1,416	3,061	3,673
Add: Acquisition and restructuring costs	—	—	—	15
Add: Deferred compensation expense - earn-out	199	105	199	350

Non-GAAP Gross Margin	$41,181	$33,128	$120,131	$93,938

Non-GAAP Gross Margin %	60%	56%	60%	56%

GAAP income from operations	$11,161	$5,031	$34,838	$11,373
Add: Deferred revenue write-down	232	150	748	1,237
Add: Fair value stock-based compensation	4,637	5,888	14,387	15,115
Add: Acquisition and restructuring costs	—	63	633	610
Add: Net change in contingent consideration obligation	(327)	480	(5,735)	3,311
Add: Deferred compensation expense - earn-out	735	866	987	3,254
Add: Amortization expense	1,955	660	5,250	1,980
Non-GAAP income from operations	$18,393	$13,138	$51,108	$36,880

GAAP net income attributable to common stockholders	$6,202	$3,575	$23,634	$6,918
Add: Deferred revenue write-down, net of tax	148	78	486	861
Add: Fair value stock-based compensation, net of tax	2,954	3,877	9,334	10,520
Add: Acquisition and restructuring costs, net of taxes	—	30	414	424
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	(295)	265	(5,817)	2,304
Add: Deferred compensation expense - earn-out, net of tax	476	544	641	2,264
Add: Amortization expense, net of tax	1,252	427	3,408	1,378

Non-GAAP net income	$10,737	$8,796	$32,100	$24,669

Diluted non-GAAP net income per share	$0.28	$0.23	$0.82	$0.64

Weighted shares outstanding - Diluted	38,872	38,647	39,192	38,610

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011

Operating activities:
Net income	$23,634	$6,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,199	11,029
Loss on disposal of asset	198	—
Amortization of bond premium	1,000	326
Deferred income taxes	32	(2,920)
Non-cash interest on leased facility	690	688
Stock-based compensation	14,387	16,173
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(6,733)	(10,291)
Prepaid expenses and other current assets	7,022	3,376
Other assets	(122)	(26)
Accounts payable	(2,665)	(698)
Accrued expenses	(3,042)	2,973
Contingent consideration obligation	(8,396)	2,640
Excess tax benefit from the exercise of stock options	(6,592)	(7,335)
Other liabilities	(146)	(281)
Deferred revenues	(1,707)	5,314

Net cash provided by operating activities	34,759	27,886

Investing activities:
Purchases of fixed assets	(25,377)	(12,042)
Purchases of marketable securities available-for-sale	(13,082)	(35,757)
Maturity of marketable securities available-for-sale	15,531	3,670
Business acquired, net of cash	(26,572)	(7,913)

Net cash used in investing activities	(49,500)	(52,042)

Financing activities:
Proceeds from the exercise of stock options	7,330	14,163
Payments on contingent consideration obligation	(2,268)	(8,286)
Excess tax benefit from the exercise of stock options	6,592	7,335
Repurchase of common stock	(13,898)	(19,999)
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	612	—
Proceeds from capital obligations	38	—
Payments on capital obligations	(750)	(721)
Net cash used in financing activities	(2,344)	(7,508)
Effect of exchange rate changes on cash	391	(92)
Net decrease in cash and cash equivalents	(16,694)	(31,756)
Cash and cash equivalents at beginning of year	69,430	180,367
Cash and cash equivalents at end of period	$52,736	$148,611

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$34,759	$27,886
Add: Tax benefits from stock options exercised	6,592	7,335
Add: Cash payments on settlement of Earn-out	3,533	2,578
Adjusted cash flow provided by operating activities (Non-GAAP)	$44,884	$37,799

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

Stacie.hiras@synchronoss.com